Exhibit 4.1



"The securities represented by this certificate (the "Securities"), are subject to a hold period or hold periods and may not be traded except as permitted by the securities legislation in the jurisdiction in which the Holder, as hereinafter defined, resides.


                   SPECIAL WARRANT CERTIFICATE

                        ENERGY VISIONS INC


THE SPECIAL WARRANTS REPRESENTED BY THIS CERTIFICATE WILL EXPIRE IMMEDIATELY AFTER 5:00 P.M. (VANCOUVER TIME) ON OR BEFORE THE EARLIER OF:


1. THE DATE OF ISSUANCE OF A RECEIPT BY THE ONTARIO SECURITIES COMMISSION FOR A FINAL PROSPECTUS OF ENERGY VENTURES INC. (CANADA) RELATING TO THE UNDERLYING SECURITIES TO BE DISTRIBUTED UPON THE EXERCISE OF THE SPECIAL WARRANTS REPRESENTED BY THIS CERTIFICATE; AND

2. THE DATE THAT IS EIGHTEEN MONTHS FROM THE DATE OF ISSUANCE OF THIS SPECIAL WARRANT CERTIFICATE.


(THE "EXPIRY DATE"), UNLESS SPECIFICALLY EXERCISED IN THE MANNER HEREINAFTER DESCRIBED PRIOR TO THE EXPIRY DATE.

                         SPECIAL WARRANTS

Note: These Special Warrants are non-transferable except as set forth herein.

                       ENERGY VISIONS INC.
                       (the "Corporation")

   (Incorporated pursuant to the laws of the State of Delaware)


SPECIAL WARRANT CERTIFICATE NO. ____

_______Special Warrants

THIS IS TO CERTIFY that, for value received, ______________________ (the "Holder"), of ___________________________________________________________, is
entitled to acquire, in the manner herein provided and subject to the restrictions contained herein, for no additional consideration, at any time and from time to time, on or prior to 5:00 (Vancouver time), on the earlier of:

     1. the date of issuance of a receipt by the Ontario Securities Commission for a final prospectus of Energy Ventures Inc. (Canada) ("Energy Ventures"), a wholly-owned subsidiary of the Corporation, relating to the securities to be distributed upon the exercise of the Special Warrants represented by this certificate; and

     2. the date that is eighteen (18) months from the date of issuance of this Special Warrant Certificate.


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________________ common shares in the capital of Energy Ventures owned by the
Corporation (the "Shares"), subject to the adjustments described below, on the basis of one (1) common share in the capital stock of Energy Ventures owned by the Corporation for each one (1) common share of the Corporation owned by the Holder, as at the date of this Special Warrant Certificate.

In the event the aforementioned final receipt is not issued by the Ontario Securities Commission, prior to the Expiry Date, this Special Warrant Certificate will be deemed exercised automatically on the Expiry Date and the Holder will receive the Shares, as described hereinafter.

The right to acquire the Shares may be exercised as follows:

The Holder may exercise the Special Warrants before the Expiry Date by:

       (a) duly completing, in the manner indicated, and executing the Exercise Form attached hereto; and

       (b) surrendering this Special Warrant Certificate to the Corporation, as hereinafter set forth.

This Special Warrant Certificate will be validly surrendered only upon delivery thereof or by mailing same to the Corporation at its business office in the City of Vancouver (at the address specified in the Exercise Form). The Exercise Form attached hereto will not be deemed to be duly completed unless the name and mailing address of the Holder appears legibly on such Exercise Form and such Exercise Form is signed by the Holder.

Any Special Warrants outstanding on the Expiry Date will be deemed exercised by the Holder on that date. In such case, the Corporation will, in due course, mail to the Holder share certificates representing the Shares to the Holder's last known address appearing in the records of the Corporation, without the Holder being obliged to deliver an Exercise Form or surrender the Special Warrant Certificate. Thereafter the Special Warrants so exercised will be cancelled and will have no further force or effect.

Upon the exercise or deemed exercise of a Special Warrant, within five business days after such exercise, the Corporation will:

       (a) mail or cause to be mailed to the person in whose name the Shares are to be acquired, as specified in the Exercise Form, at the address specified therein; or

       (b) if no specification as contemplated by (a) is provided, mail or cause to be mailed to the person in whose name the Shares are to be acquired at the address of such person last appearing on the register maintained by the Corporation or as such person may otherwise notify the Corporation in writing on or prior to the date of exercise, or deemed exercise, of the Special Warrants, certificates representing the Shares to which the Holder is entitled.

Not later than the fifth business day after the surrender to the Corporation of the Special Warrant Certificate evidencing any Special Warrant, or the deemed exercise of a Special Warrant, the Corporation will mail to the Holder, or to such person as the Holder may otherwise specify by written notice given to the Corporation prior to such mailing, at the address of the Holder or, if so specified, of such other person, or, if specified by written notice given to the Corporation prior to such mailing, will deliver to the Holder or such other person at the place where such Special Warrant Certificate was surrendered, certificates representing the number of Shares to which the Holder is entitled registered in the name of the Holder or, if so specified, such other person. In the event of non-receipt of any such certificate by the person to whom it is so sent as aforesaid, or the loss or destruction thereof, the Corporation will issue and deliver to such person a replacement certificate of like date and tenor in place of the one lost or destroyed upon being furnished with such evidence of ownership and non receipt, loss or destruction. The Holder will bear the cost of the issue of such replacement certificates.

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In the event the Holder so desires, and upon a request being made by the
Holder to exchange its Special Warrant certificate(s) for Special Warrant certificates of other denominations, the Corporation will issue and deliver to the Holder such replacement Special Warrant certificates as requested, upon the Corporation being furnished with the original Special Warrant Certificate for cancellation. The Holder will bear the cost of issue of the replacement Special Warrant certificates.

These Special Warrants have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act"), and may not be offered or sold to a U.S. Person, as defined in Regulation S of the U.S. Securities Act, or to a person within the United States, as defined in Regulation S to the U.S. Securities Act, except pursuant to an exemption from registration under the U.S. Securities Act or pursuant to the provisions of Rule 904 of Regulation S thereunder.

Upon due exercise of the Special Warrants as provided herein, the person or persons in whose name or names the Shares are to be registered will be deemed for all purposes to be the holder or holders of record of the Shares and the Corporation covenants that it will cause a certificate or certificates representing such Shares to be delivered or mailed to such person or persons at the address or addresses specified in such Exercise Form.

Any Shares acquired upon exercise or deemed exercise of the Special Warrants will be fully paid and non-assessable and free from all liens, charges and encumbrances.

In the event there are any changes in the capital structure of Energy Ventures through stock splits, stock dividends, consolidations, mergers, amalgamations, reclassifications or any other recapitalization, Energy Ventures will make such adjustments in the right to acquire granted hereby as may be required to ensure that, upon exercise of this Special Warrant Certificate, the Holder receives the appropriate number of shares of Energy Ventures. Notwithstanding the above, Energy Ventures may, during the term of the Special Warrants, issue additional common and/or preferred shares in its capital, subject to receipt of appropriate regulatory and corporate approvals.

The holding of the Special Warrants evidenced by this Special Warrant Certificate will not constitute the holder thereof a shareholder of Energy Ventures or entitle such holder to any right or interest in respect thereof, except as herein provided.

The Special Warrants evidenced by this Special Warrant Certificate are not transferable except that a person who furnishes evidence to the reasonable satisfaction of the Corporation that he is:

       (a) the executor, administrator, heir or legal representative of the heirs of the estate of a deceased registered holder thereof,

       (b) a guardian, committee, trustee, curator or tutor representing a registered holder who is an infant, an incompetent person or missing person, or

       (c)  a liquidator of, or a trustee in bankruptcy for, a holder hereof,

may, by surrendering such evidence together with the Special Warrant Certificate in question to the Corporation and subject to such reasonable requirements relating to the payment of costs of the transfer by the Holder as the Corporation may prescribe and all applicable securities legislation and requirements of regulatory authorities, become noted upon the register of Holders.

In the event any of the Shares in respect of which the Special Warrants are exercised are to be acquired by a person or persons other than the Holder (as aforesaid), the Holder will pay to the Corporation all requisite stamp transfer taxes or other governmental charges exigible in connection with the issue of such Shares to such other person or persons or will establish to the satisfaction of the Corporation that such taxes and charges are either not payable or have been paid.


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This Special Warrant Certificate will not be valid for any purpose whatsoever unless and until it has been executed by or on behalf of the Corporation.

Time will be of the essence hereto.

The Special Warrants will be governed by, performed, construed and enforced in accordance with the laws of the State of Delaware and the laws of Canada applicable therein and shall be treated in all respects as Delaware contracts.

Energy Ventures has covenanted and agreed to use its reasonable best efforts to promptly finalize and obtain a receipt for a preliminary prospectus and a (final) prospectus in Ontario within eighteen months of the date of issuance of the Special Warrants, qualifying the distribution of the Shares to be acquired upon the due exercise of the Special Warrants.

In the event Shares to be distributed upon exercise of the Special Warrants are distributed prior to the issuance, by the Ontario Securities Commission, of a receipt for a final prospectus of Energy Ventures, or in the event such a receipt is not issued, the Shares will be subject to an indefinite hold period in Canada, during which they may not be re-sold. Such hold period(s) will expire, in a particular jurisdiction, 12 months from the date Energy Ventures becomes a reporting issued in that jurisdiction. Any Shares acquired by Holders prior to the Expiry Date will be legended to this effect.




THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") ARE SUBJECT TO AN INDEFINITE HOLD PERIOD IN CANADA AND MAY NOT BE TRADED UNTIL SUCH TIME AS ENERGY VENTURES INC. BECOMES A REPORTING ISSUER IN THE JURISDICTION IN WHICH THE HOLDER RESIDES.

Holders are advised to consult their own legal advisors in this regard.


IN WITNESS WHEREOF the Corporation has caused this Special Warrant Certificate to be signed by its duly authorized officers as at September 20, 2004


ENERGY VISIONS INC.
per:


_________________________________
Authorized Signatory


_________________________________
Authorized Signatory



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